UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2012

Penson Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400

Dallas, Texas 75201

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (214) 765-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in a Form 8-K filed by Penson Worldwide Inc. (the “Company”) on May 29, 2012 (the “May 29, 2012 Form 8-K”), which is incorporated herein by reference, the U.S. broker-dealer subsidiary of the Company, Penson Financial Services, Inc. (“PFSI”), entered into an Asset Purchase Agreement (the “APA”) with Knight Execution & Clearing Services LLC (“Knight”), pursuant to which the Company agreed to sell certain assets of PFSI’s futures clearing business to Knight for an initial purchase price of $5.0 million in cash, which is subject to certain adjustments, plus earnout provisions (the “Sale”).

On May 31, 2012, the Company and Knight closed the Sale.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Unaudited pro forma financial information giving effect to the Sale discussed in Item 2.01 and related notes are included as Exhibit 99.1 to this report on Form 8-K. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2012 and the year ended December 31, 2011, presents the Company’s results of operations and financial information as if the disposition had occurred on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet gives effect to the disposition as if it had occurred on March 31, 2012.

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement between PFSI and Knight, dated May 28, 2012.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Penson Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penson Worldwide, Inc.

Date: June 5, 2012	By:	/s/ Philip A. Pendergraft
Philip A. Pendergraft
Chief Executive Officer